EXHIBIT 99.2

EXECUTION VERSION

AMENDMENT NO. 1 AND WAIVER

AMENDMENT NO. 1 AND WAIVER (this “Amendment and Waiver”), dated as of November 1, 2010, to that certain Credit Agreement, dated as of December 1, 2009, as amended (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among Salem Communications Corporation, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower and the Lenders party hereto agree to the amendment and waiver of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendments.  Subject to the satisfaction of the conditions set forth in Section Three hereof:

(i)

The following definitions are added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Available Amount” means, on any date, (x) Levered Free Cash Flow plus (y) Balance Sheet Liquidity minus (z) $10,000,000; provided that the Available Amount shall be reduced by (i) any Restricted Payments declared pursuant to Section 7.06(h)(x) but not yet paid or (ii) the amount of any prepayment, redemption, purchase, defeasance or other satisfaction pursuant to Section 7.14(b) for which notice has been given but such prepayment, redemption, purchase, defeasance or other satisfaction has not been consummated.

 “Balance Sheet Liquidity” means, on any date, (x) unrestricted cash on the balance sheet of the Borrower in accordance with GAAP as of such date plus (y) aggregate unused Commitments (after giving effect to outstanding Letters of Credit and Swing Line Loans) as of such date (excluding the unused Commitment of any Defaulting Lender).

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Levered Free Cash Flow” means, on any date, (w) Consolidated EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recent two fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 minus (x) Capital Expenditures of the Borrower and its Subsidiaries on a consolidated basis for the most recent two fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 minus (y) cash paid for Federal, state, local and foreign income taxes payable less any refunds received from Federal, state, local and foreign income taxes of the Borrower and its Subsidiaries on a consolidated basis for the most recent two fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 minus (z) anticipated cash Consolidated Interest Charges of the Borrower and its Subsidiaries for the next two fiscal quarters after giving pro forma effect to any prepayment of Senior Notes or Additional Notes pursuant to Section 7.14(b).

(ii)

Section 7.06 of the Credit Agreement is hereby amended by restating clause (h) thereof as follows:

“(h)

so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and (x)(i) the Consolidated Leverage Ratio would be no more than 6.00 to 1.00 on a Pro Forma Basis and (ii) the Available Amount as of the date of declaration of any such Restricted Payment (before giving effect to such Restricted Payment) would be positive (as set forth in a certificate of a Responsible Officer delivered to the Administrative Agent), the Borrower may declare and make pro rata dividends or redemptions on its common Equity Interests in an aggregate amount of payments that does not exceed the lesser of (a) the Available Amount as of the date of such declaration and (b) $5,000,000 in any fiscal year and (y) the Consolidated Leverage Ratio would be no more than 5.00 to 1.00 on a Pro Forma Basis, the Borrower may declare and make additional pro rata dividends or redemptions on its common Equity Interests in an aggregate amount of payments that does not exceed $5,000,000 in any fiscal year; provided that in either case (x) or (y) the Secured Leverage Ratio is no more than 1.25 to 1.00 on a Pro Forma Basis for such dividend or redemption.”

(iii)

Section 7.14 of the Credit Agreement is hereby amended by restating clause (b) thereof as follows:

“(b) prepayments, redemptions, purchases, defeasances or other satisfactions prior to scheduled maturity of Senior Notes or Additional Notes (under and as defined in Section 7.02(b)); provided, that (A) the Borrower and its Subsidiaries shall be in compliance with Section 7.11 on a Pro Forma Basis, (B) no Default or Event of Default has occurred and is continuing or would result from such prepayment, (C) such prepayment shall not exceed the Available Amount as of the date of notice of any such prepayment, redemption, purchase, defeasance or other satisfaction (before giving effect to such prepayment, redemption, purchase, defeasance or other satisfaction and as set forth in a certificate of a Responsible Officer delivered to the Administrative Agent) and (D) the Secured Leverage Ratio is no more than 1.25 to 1.00 on a Pro Forma Basis for such prepayment, redemption, purchase, defeasance or other satisfaction”

SECTION TWO - Limited Waiver.  Subject to the satisfaction of the conditions set forth in Section Three hereof, with respect to the notice of a request for an increase of the Facility provided to the Lenders on or prior to, or within thirty (30) days after, the date of this Amendment and Waiver (the “Incremental Increase Notice”), the Required Lenders hereby waive the Borrower’s obligation to provide a minimum ten Business Day period for Lenders to respond to such Incremental Increase Notice.  The Required Lenders waive any Defaults or Events of Default, and any rights and remedies arising therefrom, solely to the extent resulting from (i) the name change of Salem Investment Corporation to Air Hot, Inc. without prior written notice and the failure to take such other actions reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral of Air Hot, Inc. prior to the date hereof, in accordance with Section 6.17 of the Credit Agreement, (ii) the amendment of the certificate of incorporation of Salem Investment Corporation without providing such amended certificate of incorporation to the Administrative Agent within 30 days, in accordance with Section 6.02(k) of the Credit Agreement, and (iii) the failure by the Borrower to deliver a notice of Default with respect to any of the foregoing, in accordance with Section 6.03(a) of the Credit Agreement.

SECTION THREE - Conditions to Effectiveness.  This Amendment and Waiver shall become effective when, and only when, the Administrative Agent shall have received (x) counterparts of this Amendment executed by the Borrower, (y) consents to this Amendment and Waiver from the Borrower and the Required Lenders and (z) to the Administrative Agent for the account of each Lender that has returned an executed signature page to this Amendment and Waiver to the Administrative Agent at or prior to 6:00 p.m., New York City time on October 29, 2010 (the “Consent Deadline”) a fee equal to 0.10% of the Commitment of such Lender at the Consent Deadline.  The effectiveness of this Amendment and Waiver (other than Sections Six, Seven and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof.

SECTION FOUR - Representations and Warranties; Covenants.  In order to induce the Lenders to consent to this Amendment and Waiver, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that after giving effect to this Amendment and Waiver, (x) no Default has occurred and is continuing; and (y) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

SECTION FIVE - Reference to and Effect on the Credit Agreement and the Notes.  On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment and Waiver.  The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended or waived by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collat eral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.  The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

SECTION SIX - Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and Waiver and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION SEVEN - Execution in Counterparts.  This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION EIGHT - Governing Law.  This Amendment and Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first above written.

SALEM COMMUNICATIONS CORPORATION

By:

  /s/ EVAN D. MASYR

Name: Evan D. Masyr

Title: SVP and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:

  /s/ ANTONIKIA L. THOMAS

Name: Antonikia L. Thomas

Title: Assistant Vice President

BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and a Lender

By:

  /s/ LISA WEBSTER

Name: Lisa Webster

Title: Senior Vice President

ING CAPITAL LLC, as a Lender

By:

  /s/ STEPHEN M. NETTLER

Name: Stephen M. Nettler

Title: Managing Director

Barclays Bank PLC, as a Lender

By:

  /s/ KEVIN CULLEN

Name: Kevin Cullen

Title: Director

Wells Fargo Bank, National Association,

as a Lender

By:

  /s/ JOHN RAY

Name: John Ray

Title: Senior Vice President